EXHIBIT 32

                         CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Ashland Inc. (the "Company") on Form 10-Q/A for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, James J. O'Brien, Chief Executive Officer of the Company, and J. Marvin Quin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1) The Report fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company as of and for the periods presented in the report.


The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.


/s/ James J. O'Brien
-------------------------------------
James J. O'Brien
Chief Executive Officer
November 5, 2004


/s/ J. Marvin Quin
-------------------------------------
J. Marvin Quin
Chief Financial Officer
November 5, 2004